Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS STRONG SECOND QUARTER

FINANCIAL AND OPERATING RESULTS

Las Vegas, Nevada, August 4, 2016 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended June 30, 2016.

Key highlights include:

•

Diluted earnings per share for the second quarter of 2016 was $0.83, including $0.57 related to a gain on CityCenter’s sale of The Shops at Crystals (“Crystals”), compared to diluted earnings per share of $0.17 in the prior year quarter;

•	Operating income was $769 million and included a $406 million gain related to the sale of Crystals;
•	Adjusted Property EBITDA surpassed $500 million for the first time since 2008 at the Company’s domestic resorts;
•	Achieved highest domestic resorts Adjusted Property EBITDA margins since 2007 of 30.4%;
•	Increased Profit Growth Plan target by 33% to $400 million;
•

Profit Growth Plan contributed approximately $64 million of Adjusted Property EBITDA growth to domestic resorts and approximately $9 million of Adjusted EBITDA growth to the Company from its 50% share of CityCenter’s results;

•

Announced and closed the acquisition of Boyd Gaming Corporation’s (“Boyd Gaming”) interest in the Borgata Hotel Casino & Spa (“Borgata”) and the subsequent sale of the real property to MGM Growth Properties LLC (“MGP”); and

•	Announced plans to partner with Sydell Group in rebranding Monte Carlo Resort to Park MGM and NoMad Hotel.

“I am incredibly proud of the concerted effort of our talented executive teams and employees that produced our most profitable quarter in eight years at our domestic resorts,” said Jim Murren, Chairman & CEO of MGM Resorts. “Our Profit Growth Plan drove our domestic resorts Adjusted Property EBITDA to grow an impressive 12% and Adjusted Property EBITDA margins to improve by over 350 basis points, despite a record-breaking May last year. With a solid foundation of operational excellence and the continued strength in the Las Vegas market, in which we are the clear leader, we believe that MGM Resorts is well-positioned to further improve our financial strength to deliver sustainable value to our shareholders.”

Key operating results for the second quarter of 2016 include:

•

Net revenues at the Company’s domestic resorts decreased 1% compared to the prior year quarter, but increased 1% excluding Circus Circus Reno, Railroad Pass, and the Company’s properties in Jean Nevada, which were sold during 2015;

•	Rooms revenue at the Company’s domestic resorts increased 2%, with a 3% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts, compared to the prior year quarter;
•	Operating income at the Company’s domestic resorts increased 16% to $390 million compared to the prior year quarter;
•	The Company’s domestic resorts earned Adjusted Property EBITDA(2) of $515 million, a 12% increase compared to the prior year quarter;
•	Domestic resorts Adjusted Property EBITDA margin was 30.4%, a 354 basis point increase compared to the prior year quarter;
•	MGM China’s net revenues were $452 million, operating income was $51 million and Adjusted EBITDA was $119 million, a decrease of 19% , 11% and 10%, respectively, compared to the prior year quarter;
•	CityCenter’s net revenues related to resorts operations were $287 million compared to $295 million in the prior year quarter;

•	CityCenter Adjusted EBITDA related to resort operations was $78 million, a 6% increase compared to the prior year quarter;
•	CityCenter made distributions of $1.08 billion, of which MGM Resorts received its 50% share, or $540 million; and
•

On August 4, 2016, MGM China’s Board of Directors announced an interim dividend of $58 million, which will be paid to shareholders of record as of August 22, 2016 and distributed on or about August 30, 2016. MGM Resorts will receive $30 million, representing its 51% share of the dividend.

Certain Items Affecting Second Quarter Results

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended June 30,	2016	2015

Preopening and start-up expenses	$ (0.03)	$ (0.02)
Income from unconsolidated affiliates:
Gain on the sale of Crystals	0.57	—

Domestic Resorts

Casino revenue for the three months ended June 30, 2016 increased less than 1% compared to the same period in the prior year due to an increase in table games revenue excluding Circus Circus Reno, Railroad Pass, and the Company’s properties in Jean Nevada, which were sold in 2015. Table games hold percentage in the second quarter of 2016 was 24.2% compared to 21.4% in the prior year quarter, while table games volume decreased 9% compared to the prior year quarter. Slots revenue decreased 1%, excluding the operations of resorts sold during 2015, compared to the prior year quarter. During the second quarter of 2015, the Company’s revenues and operations were positively affected by the Mayweather vs. Pacquiao fight held on May 2, 2015 at the MGM Grand Garden Arena.

Rooms revenue increased 2%, with an increase in Las Vegas Strip REVPAR of 3%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2016	2015

Occupancy %	95%	96%
Average Daily Rate (ADR)	$156	$ 150
Revenue per Available Room (REVPAR)	$148	$ 144

Operating income for the Company’s domestic resorts increased 16% for the second quarter of 2016 compared to the prior year quarter. Domestic resorts Adjusted Property EBITDA was $515 million in the second quarter of 2016, a 12% increase compared to the prior year quarter, and was positively affected by approximately $64 million of incremental Adjusted Property EBITDA as a result of the Company’s Profit Growth Plan initiatives.

Corporate Expense

Corporate expense was $82 million, an increase of $22 million compared to the prior year quarter. The current year quarter included $5 million of costs incurred to implement initiatives related to the Profit Growth Plan and $16 million of costs incurred in connection with the MGP transactions.

MGM China

On August 4, 2016, MGM China’s Board of Directors announced an interim dividend of $58 million, which will be paid to shareholders of record as of August 22, 2016 and distributed on or about August 30, 2016. MGM Resorts will receive $30 million, representing its 51% share of the dividend.

Key second quarter results for MGM China include:

•	Net revenues of $452 million, a 19% decrease compared to the prior year quarter;
•	Main floor table games revenue decreased 3% compared to the prior year quarter;
•

VIP table games revenue decreased 33% due to a decrease in turnover of 28% compared to the prior year quarter, and hold percentage decreased to 3.1% in the current year quarter, compared to 3.2% in the prior year quarter;

•	Operating income of $51 million, compared to operating income of $58 million in the prior year quarter;
•

Adjusted EBITDA of $119 million, a 10% decrease compared to the prior year quarter, including $8 million of license fee expense in the current year quarter and $10 million in the prior year quarter; and

•

Operating margin increased by 104 basis points compared to the prior year quarter to 11.4%, and Adjusted EBITDA margin increased by 263 basis points compared to the prior year quarter to 26.4% as a result of an increase in main floor table games mix and continuous efforts to reduce costs.

MGM China paid the previously announced $46 million final 2015 dividend in June 2016, of which $23 million was received by MGM Resorts.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended June 30,	2016	2015

	(In thousands)
CityCenter	$416,144	$21,515
Borgata	27,376	15,767
Other	4,789	5,618

	$448,309	$42,900

On April 14, 2016, CityCenter Holdings, LLC (“CityCenter”) closed the sale of Crystals for approximately $1.1 billion. As a result, CityCenter reported a $411 million gain within discontinued operations for the second quarter of 2016. Further, MGM Resorts recorded a $406 million gain, which included $205 million representing its 50% share of the gain recorded by CityCenter and $201 million representing the reversal of certain basis differences.

CityCenter’s results for the second quarter of 2016 included $20 million of accelerated depreciation associated with the April 2016 closure of the Zarkana theatre.

Results for CityCenter for the second quarter of 2016 include the following (see schedules accompanying this release for further detail on CityCenter’s second quarter results):

•	Net revenues from resort operations were $287 million, a 3% decrease compared to the prior year quarter;
•	Operating loss was $0.4 million, which included $20 million of accelerated depreciation as discussed above compared to operating income of $16 million in the prior year;

•

Adjusted EBITDA from resort operations of $78 million, an increase of 6% compared to the prior year quarter; this was positively affected by approximately $18 million of incremental Adjusted EBITDA attributable to Profit Growth Plan initiatives;

•	Adjusted EBITDA at Aria of $68 million increased by 7% compared to the prior year quarter;
•	Aria’s table games volume decreased 22% and table games hold percentage was 19.5%, compared to 21.5% in the prior year quarter;
•	REVPAR at Aria of $228, a 3% increase compared to the prior year quarter; and
•	REVPAR at Vdara of $190, a 6% increase compared to the prior year quarter, and a 2% increase in Adjusted EBITDA compared to the prior year quarter.

The Company’s income from unconsolidated affiliates related to Borgata for the second quarter of 2016 increased 74%, compared to the prior year quarter, due to higher casino revenue as well as lower property tax expense due to the application of credits from a prior tax court judgment to Borgata’s second quarter property tax payment.

In May 2016, the Company entered into a definitive agreement to acquire Boyd Gaming’s interest in Borgata. Further, the Company and MGP, a subsidiary of the Company, entered into a definitive agreement whereby, following the completion of the acquisition of Boyd Gaming’s interest, MGP acquired Borgata’s real property from the Company and leased back the real property to a subsidiary of the Company (together, the “Transactions”). In connection with MGP’s acquisition of Borgata’s real property, the Company’s ownership in MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) increased to 76.3%.

The Transactions closed on August 1, 2016, at which time the Borgata became a consolidated subsidiary of the Company. The Company expects to record an approximately $400 million gain as a result of its consolidation of Borgata. Cash proceeds paid to Boyd Gaming for its interest were $589 million, after customary working capital adjustments and consideration of Borgata’s outstanding debt of approximately $575 million, which was repaid using a combination of excess cash and a $295 million draw on MGP’s credit facility.

MGM Growth Properties

During the second quarter of 2016, the Company made rent payments to MGP in the amount of $101 million. On June 16, 2016, MGP’s Board of Directors declared a pro-rated quarterly dividend of $0.2632 per Class A common share totaling $15 million, which was paid on July 15, 2016 to holders of record on June 30, 2016. The Company concurrently received a $42 million distribution attributable to its ownership of Operating Partnership units.

Financial Position

The Company’s cash balance at June 30, 2016 was $2.5 billion, which included $447 million at MGM China and $338 million at MGP. At June 30, 2016, the Company had $250 million outstanding under its $1.5 billion senior secured credit facility, $2.1 billion outstanding under the $2.74 billion MGP senior credit facility, $1.7 billion outstanding under the $3 billion MGM China credit facility, and $350 million outstanding under the $525 million MGM National Harbor credit facility.

“Our strong operating results and the strategic initiatives we have successfully completed this year including the initial public offering of MGM Growth Properties, the acquisition and subsequent sale of the real property of Borgata, and the sale of Crystals and its related CityCenter distribution, have significantly strengthened our financial position,” said Dan D’Arrigo, Executive Vice President and CFO of MGM Resorts International. “We remain focused on maximizing our free cash flow, which we believe will allow us to achieve our goal of becoming investment grade.”

Conference Call Details

MGM Resorts will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 1565234. A replay of the call will be available through Thursday, August 11, 2016. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10089496. The call will be archived at www.mgmresorts.com. In addition, MGM Resorts will post supplemental slides today on its website at www.mgmresorts.investorroom.com for reference during its August 4, 2016 earnings call.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, goodwill impairment charges and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *    *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. MGM Resorts controls and holds a 73 percent economic interest in the operating partnership of MGM Growth Properties LLC (NYSE: MGP), a premier triple-net lease real estate investment trust engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. The Company also owns 51 percent of MGM China Holdings Limited (HK: 2282), which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. MGM Resorts is named among FORTUNE® Magazine’s 2016 list of World’s Most Admired Companies®. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s ability to generate future cash flow growth and to execute on future development and other projects, such as the Profit Growth Plan, the expected results of the Profit Growth Plan, the realization of any benefits from the MGP transactions and the Company’s ability to execute its strategic plan and improve its financial flexibility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	CLARK DUMONT
Executive Director of Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8711	(702) 692-6888 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenues:
Casino	$1,127,404	$1,235,976	$2,261,760	$2,514,478
Rooms	498,904	490,498	988,390	949,923
Food and beverage	412,766	423,183	789,871	807,284
Entertainment	121,853	134,972	240,179	260,940
Retail	52,432	55,482	97,905	100,519
Other	134,120	137,819	251,645	264,369
Reimbursed costs	100,795	103,548	201,844	204,608

	2,448,274	2,581,478	4,831,594	5,102,121
Less: Promotional allowances	(178,772)	(196,343)	(352,406)	(384,742)

	2,269,502	2,385,135	4,479,188	4,717,379

Expenses:
Casino	620,305	738,427	1,260,874	1,521,235
Rooms	142,252	142,065	286,994	283,378
Food and beverage	239,452	243,127	460,748	464,648
Entertainment	98,827	104,397	191,115	201,396
Retail	24,085	28,398	46,086	52,494
Other	87,253	95,835	167,021	180,158
Reimbursed costs	100,795	103,548	201,844	204,608
General and administrative	321,407	333,708	629,950	661,881
Corporate expense	81,803	59,602	153,051	109,958
Preopening and start-up expenses	24,824	17,889	46,784	33,760
Property transactions, net	854	3,953	5,985	5,542
Depreciation and amortization	206,899	208,565	406,738	414,977

	1,948,756	2,079,514	3,857,190	4,134,035

Income from unconsolidated affiliates	448,309	42,900	463,011	160,281

Operating income	769,055	348,521	1,085,009	743,625

Non-operating income (expense):
Interest expense, net of amounts capitalized	(180,352)	(203,245)	(365,021)	(419,507)
Non-operating items from unconsolidated affiliates	(15,885)	(17,766)	(34,097)	(36,777)
Other, net	(49,840)	(4,815)	(50,405)	(8,305)

	(246,077)	(225,826)	(449,523)	(464,589)

Income before income taxes	522,978	122,695	635,486	279,036
Benefit (provision) for income taxes	(8,480)	3,772	(29,790)	60,077

Net income	514,498	126,467	605,696	339,113
Less: Net income attributable to noncontrolling interests	(40,145)	(29,008)	(64,544)	(71,804)

Net income attributable to MGM Resorts International	$474,353	$97,459	$541,152	$267,309

Per share of common stock:

Basic:
Net income attributable to MGM Resorts International	$0.84	$0.18	$0.96	$0.51

Weighted average shares outstanding	565,459	551,358	565,257	521,556

Diluted:
Net income attributable to MGM Resorts International	$0.83	$0.17	$0.95	$0.50

Weighted average shares outstanding	570,762	570,114	570,108	572,699

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,503,255	$1,670,312
Accounts receivable, net	443,903	480,559
Inventories	97,800	104,200
Income tax receivable	11,194	15,993
Prepaid expenses and other	137,635	137,685

Total current assets	3,193,787	2,408,749

Property and equipment, net	16,102,856	15,371,795

Other assets:
Investments in and advances to unconsolidated affiliates	1,364,163	1,491,497
Goodwill	1,429,279	1,430,767
Other intangible assets, net	4,072,317	4,164,781
Other long-term assets, net	386,653	347,589

Total other assets	7,252,412	7,434,634

	$26,549,055	$25,215,178

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$161,420	$182,031
Construction payable	333,796	250,120
Current portion of long-term debt	-	328,442
Accrued interest on long-term debt	160,445	165,914
Other accrued liabilities	1,262,118	1,311,444

Total current liabilities	1,917,779	2,237,951

Deferred income taxes, net	2,591,317	2,680,576
Long-term debt	12,364,920	12,368,311
Other long-term obligations	141,906	157,663
Redeemable noncontrolling interest	6,250	6,250
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 565,612,013 and 564,838,893 shares	5,656	5,648
Capital in excess of par value	5,530,592	5,655,886
Accumulated deficit	(14,477)	(555,629)
Accumulated other comprehensive income	10,809	14,022

Total MGM Resorts International stockholders’ equity	5,532,580	5,119,927
Noncontrolling interests	3,994,303	2,644,500

Total stockholders’ equity	9,526,883	7,764,427

	$26,549,055	$25,215,178

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Bellagio	$332,812	$318,925	$662,551	$620,861
MGM Grand Las Vegas	300,232	303,780	568,686	568,606
Mandalay Bay	237,980	242,002	468,161	468,937
The Mirage	153,041	157,000	297,636	299,505
Luxor	95,144	95,762	188,016	182,717
New York-New York	83,056	78,199	164,427	154,083
Excalibur	78,453	75,404	152,741	142,665
Monte Carlo	71,208	75,145	140,928	147,012
Circus Circus Las Vegas	61,235	63,470	118,192	114,854
MGM Grand Detroit	140,462	141,029	281,327	274,344
Beau Rivage	99,388	94,455	188,825	181,395
Gold Strike Tunica	41,480	39,886	82,224	79,721
Other resort operations (1)	-	20,423	-	48,675

Domestic resorts	1,694,491	1,705,480	3,313,714	3,283,375

MGM China	451,951	556,859	920,980	1,186,946
Management and other operations	123,060	122,796	244,494	247,058

	$2,269,502	$2,385,135	$4,479,188	$4,717,379

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Bellagio	$117,538	$103,803	$234,189	$192,970
MGM Grand Las Vegas	97,489	72,650	178,383	137,856
Mandalay Bay	63,203	60,796	121,325	114,784
The Mirage	35,848	38,099	74,178	68,619
Luxor	26,054	23,328	51,445	40,627
New York-New York	30,478	27,616	61,381	52,209
Excalibur	24,954	21,783	48,831	38,325
Monte Carlo	21,820	22,310	43,120	42,366
Circus Circus Las Vegas	13,172	11,358	26,465	19,191
MGM Grand Detroit	43,790	42,739	83,832	76,351
Beau Rivage	28,036	21,715	50,835	40,105
Gold Strike Tunica	12,701	11,034	26,030	22,584
Other resort operations (1)	-	832	-	1,955

Domestic resorts	515,083	458,063	1,000,014	847,942

MGM China	119,196	132,217	233,319	280,673
Unconsolidated resorts (2)	448,309	42,900	463,011	160,281
Management and other operations	4,372	7,895	8,487	24,212

	$1,086,960	$641,075	$1,704,831	$1,313,108

(1) Sold in 2015

(2) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2016

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$95,085	$-	$60	$22,393	$117,538
MGM Grand Las Vegas	79,293	-	(263)	18,459	97,489
Mandalay Bay	40,629	15	284	22,275	63,203
The Mirage	26,132	-	(413)	10,129	35,848
Luxor	15,161	1,444	86	9,363	26,054
New York-New York	25,006	372	97	5,003	30,478
Excalibur	20,741	-	203	4,010	24,954
Monte Carlo	9,494	145	61	12,120	21,820
Circus Circus Las Vegas	9,199	-	(4)	3,977	13,172
MGM Grand Detroit	37,815	-	-	5,975	43,790
Beau Rivage	21,460	-	(72)	6,648	28,036
Gold Strike Tunica	10,273	-	(4)	2,432	12,701
Other resort operations (1)	-	-	-	-	-

Domestic resorts	390,288	1,976	35	122,784	515,083

MGM China	51,453	6,540	1,281	59,922	119,196
Unconsolidated resorts	447,504	805	-	-	448,309
Management and other operations	2,521	-	-	1,851	4,372

	891,766	9,321	1,316	184,557	1,086,960

Stock compensation	(10,440)	-	-	-	(10,440)
Corporate	(112,271)	15,503	(462)	22,342	(74,888)

	$769,055	$24,824	$854	$206,899	$1,001,632

Three Months Ended June 30, 2015
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,114	$-	$(13)	$22,702	$103,803
MGM Grand Las Vegas	53,890	-	92	18,668	72,650
Mandalay Bay	39,563	-	897	20,336	60,796
The Mirage	25,706	(4)	1,301	11,096	38,099
Luxor	13,741	-	2	9,585	23,328
New York-New York	22,237	232	-	5,147	27,616
Excalibur	17,999	-	101	3,683	21,783
Monte Carlo	15,630	1	12	6,667	22,310
Circus Circus Las Vegas	7,276	50	-	4,032	11,358
MGM Grand Detroit	36,806	-	-	5,933	42,739
Beau Rivage	15,197	-	-	6,518	21,715
Gold Strike Tunica	8,041	-	9	2,984	11,034
Other resort operations	611	-	-	221	832

Domestic resorts	337,811	279	2,401	117,572	458,063

MGM China	57,606	3,770	497	70,344	132,217
Unconsolidated resorts	42,130	770	-	-	42,900
Management and other operations	4,749	277	956	1,913	7,895

	442,296	5,096	3,854	189,829	641,075

Stock compensation	(7,315)	-	-	-	(7,315)
Corporate	(86,460)	12,793	99	18,736	(54,832)

	$348,521	$17,889	$3,953	$208,565	$578,928

(1) Sold in 2015

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2016

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$189,253	$-	$61	$44,875	$234,189
MGM Grand Las Vegas	141,555	-	500	36,328	178,383
Mandalay Bay	75,484	29	1,158	44,654	121,325
The Mirage	54,126	-	(413)	20,465	74,178
Luxor	31,046	1,444	373	18,582	51,445
New York-New York	50,493	372	100	10,416	61,381
Excalibur	37,710	-	2,969	8,152	48,831
Monte Carlo	26,271	145	152	16,552	43,120
Circus Circus Las Vegas	18,288	-	130	8,047	26,465
MGM Grand Detroit	71,846	-	-	11,986	83,832
Beau Rivage	37,650	-	(62)	13,247	50,835
Gold Strike Tunica	21,104	-	93	4,833	26,030
Other resort operations (1)	-	-	-	-	-

Domestic resorts	754,826	1,990	5,061	238,137	1,000,014

MGM China	98,905	12,448	1,271	120,695	233,319
Unconsolidated resorts	459,924	3,087	-	-	463,011
Management and other operations	3,585	1,150	-	3,752	8,487

	1,317,240	18,675	6,332	362,584	1,704,831

Stock compensation	(20,309)	-	-	-	(20,309)
Corporate	(211,922)	28,109	(347)	44,154	(140,006)

	$1,085,009	$46,784	$5,985	$406,738	$1,544,516

Six Months Ended June 30, 2015
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$147,451	$-	$184	$45,335	$192,970
MGM Grand Las Vegas	100,616	-	82	37,158	137,856
Mandalay Bay	74,884	-	1,156	38,744	114,784
The Mirage	43,580	50	1,300	23,689	68,619
Luxor	21,503	(1)	52	19,073	40,627
New York-New York	41,909	(75)	264	10,111	52,209
Excalibur	30,908	-	82	7,335	38,325
Monte Carlo	29,944	1	529	11,892	42,366
Circus Circus Las Vegas	11,078	281	-	7,832	19,191
MGM Grand Detroit	64,545	-	-	11,806	76,351
Beau Rivage	27,056	-	-	13,049	40,105
Gold Strike Tunica	16,663	-	9	5,912	22,584
Other resort operations	1,504	-	-	451	1,955

Domestic resorts	611,641	256	3,658	232,387	847,942

MGM China	129,972	6,841	829	143,031	280,673
Unconsolidated resorts	158,838	1,443	-	-	160,281
Management and other operations	18,863	544	956	3,849	24,212

	919,314	9,084	5,443	379,267	1,313,108

Stock compensation	(14,894)	-	-	-	(14,894)
Corporate	(160,795)	24,676	99	35,710	(100,310)

	$743,625	$33,760	$5,542	$414,977	$1,197,904

(1) Sold in 2015

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Adjusted EBITDA	$1,001,632	$578,928	$1,544,516	$1,197,904
Preopening and start-up expenses	(24,824)	(17,889)	(46,784)	(33,760)
Property transactions, net	(854)	(3,953)	(5,985)	(5,542)
Depreciation and amortization	(206,899)	(208,565)	(406,738)	(414,977)

Operating income	769,055	348,521	1,085,009	743,625

Non-operating income (expense):
Interest expense, net of amounts capitalized	(180,352)	(203,245)	(365,021)	(419,507)
Other, net	(65,725)	(22,581)	(84,502)	(45,082)

	(246,077)	(225,826)	(449,523)	(464,589)

Income before income taxes	522,978	122,695	635,486	279,036
Benefit (provision) for income taxes	(8,480)	3,772	(29,790)	60,077

Net income	514,498	126,467	605,696	339,113
Less: Net income attributable to noncontrolling interests	(40,145)	(29,008)	(64,544)	(71,804)

Net income attributable to MGM Resorts International	$474,353	$97,459	$541,152	$267,309

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Bellagio
Occupancy %	94.8%	96.9%	93.2%	92.6%
Average daily rate (ADR)	$275	$264	$278	$266
Revenue per available room (REVPAR)	$261	$256	$259	$246

MGM Grand Las Vegas
Occupancy %	95.1%	97.4%	93.2%	94.7%
ADR	$179	$167	$180	$169
REVPAR	$170	$163	$168	$160

Mandalay Bay
Occupancy %	94.1%	93.1%	92.3%	91.7%
ADR	$209	$208	$216	$209
REVPAR	$197	$193	$199	$191

The Mirage
Occupancy %	96.9%	96.5%	94.9%	93.3%
ADR	$171	$169	$176	$171
REVPAR	$166	$163	$167	$159

Luxor
Occupancy %	97.6%	96.1%	95.9%	94.2%
ADR	$110	$107	$110	$106
REVPAR	$107	$103	$106	$100

New York-New York
Occupancy %	98.7%	99.5%	97.8%	98.6%
ADR	$134	$128	$139	$131
REVPAR	$132	$127	$136	$129

Excalibur
Occupancy %	96.9%	97.4%	94.3%	93.7%
ADR	$94	$87	$95	$86
REVPAR	$91	$85	$90	$81

Monte Carlo
Occupancy %	98.7%	98.6%	97.3%	96.9%
ADR	$122	$119	$124	$120
REVPAR	$120	$118	$121	$117

Circus Circus Las Vegas
Occupancy %	84.8%	90.2%	81.8%	83.5%
ADR	$76	$69	$77	$69
REVPAR	$64	$62	$63	$57

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Aria	$240,800	$250,933	$495,525	$491,083
Vdara	29,846	28,880	59,634	56,722
Mandarin Oriental	16,191	15,598	33,219	31,609

Resort operations	286,837	295,411	588,378	579,414
Residential and other operations	2,149	10,217	2,149	28,391

	$288,986	$305,628	$590,527	$607,805

CITYCENTER HOLDINGS, LLC RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Adjusted EBITDA	$77,107	$74,440	$168,122	$148,492
Property transactions, net	574	(661)	2,012	159,032
Depreciation and amortization	(78,100)	(57,707)	(197,696)	(115,645)

Operating income (loss)	(419)	16,072	(27,562)	191,879

Non-operating income (expense):
Interest expense - other	(14,209)	(18,082)	(31,401)	(36,116)
Other, net	78	19	(3,756)	(14)

	(14,131)	(18,063)	(35,157)	(36,130)

Net income (loss) from continuing operations	(14,550)	(1,991)	(62,719)	155,749

Discontinued operations
Income from operations of discontinued component	411,592	6,145	400,035	12,006

Net income	$397,042	$4,154	$337,316	$167,755

CITYCENTER HOLDINGS, LLC RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA (In thousands) (Unaudited) Three Months Ended June 30, 2016
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$769	$-	$(581)	$68,028	$68,216
Vdara	1,197	-	7	6,972	8,176
Mandarin Oriental	(1,748)	-	-	3,100	1,352

Resort operations	218	-	(574)	78,100	77,744
Residential, administration and other operations	(637)	-	-	-	(637)

	$(419)	$-	$(574)	$78,100	$77,107

Three Months Ended June 30, 2015
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$16,024	$-	$661	$46,810	$63,495
Vdara	211	-	-	7,827	8,038
Mandarin Oriental	(1,550)	-	-	3,054	1,504

Resort operations	14,685	-	661	57,691	73,037
Residential, administration and other operations	1,387	-	-	16	1,403

	$16,072	$-	$661	$57,707	$74,440

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2016

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(27,559)	$-	$(472)	$177,589	$149,558
Vdara	3,460	-	(329)	13,908	17,039
Mandarin Oriental	(2,984)	-	-	6,199	3,215

Resort operations	(27,083)	-	(801)	197,696	169,812
Residential, administration and other operations	(479)	-	(1,211)	-	(1,690)

	$(27,562)	$-	$(2,012)	$197,696	$168,122

Six Months Ended June 30, 2015
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$29,841	$-	$948	$94,053	$124,842
Vdara	16	-	-	15,662	15,678
Mandarin Oriental	(2,957)	-	-	6,094	3,137

Resort operations	26,900	-	948	115,809	143,657
Residential, administration and other operations	164,979	-	(159,980)	(164)	4,835

	$191,879	$-	$(159,032)	$115,645	$148,492

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Aria
Occupancy %	93.8%	94.8%	92.1%	92.3%
ADR	$243	$234	$249	$239
REVPAR	$228	$222	$229	$221

Vdara
Occupancy %	94.5%	95.8%	92.7%	93.5%
ADR	$201	$187	$205	$189
REVPAR	$190	$179	$190	$176